UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ECOPETROL S.A.

(Exact name of registrant as specified in its charter)

Colombia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Carrera 13 No. 36-24 Bogota – Colombia	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.875% Notes due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-225381

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1:   Description of Registrant’s Securities to be Registered

The description of the securities to be registered is incorporated by reference to the Registrant’s Registration Statement on F-3ASR filed with the U.S. Securities and Exchange Commission on June 1, 2018 (File No. 333-225381) relating to such securities.

Item 2:   Exhibits

4.1	Form of Notes (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed with the U.S. Securities and Exchange Commission on April 29, 2020 (File No. 001-34175)).

4.2	Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form F-4 filed with the U.S. Securities and Exchange Commission on July 31, 2009 (File No. 333-160965)).

4.10	Form of Amendment No. 1 to the Indenture (incorporated by reference to Exhibit 4.10 to the Company’s Form 6-K filed with the U.S. Securities and Exchange Commission on June 25, 2015 (File No. 001-34175)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ecopetrol S.A.

By:	/s/ Jaime Caballero Uribe
Name: Jaime Caballero Uribe
Title: Chief Financial Officer, Legal
Representative and Acting Chief Executive Officer

Date: April 29, 2020

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Notes (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed with the U.S. Securities and Exchange Commission on April 29, 2020 (File No. 001-34175)).

4.2	Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form F-4 filed with the U.S. Securities and Exchange Commission on July 31, 2009 (File No. 333-160965)).

4.10	Form of Amendment No. 1 to the Indenture (incorporated by reference to Exhibit 4.10 to the Company’s Form 6-K filed with the U.S. Securities and Exchange Commission on June 25, 2015 (File No. 001-34175)).